EXHIBIT 4.1
State of North Carolina
Department of the Secretary of State
ARTICLES OF INCORPORATION
(PROFESSIONAL CORPORATION)
Pursuant to Chapter 55B and §55-2-02 of the General Statutes of North Carolina, the undersigned hereby submit these Articles of Incorporation for the purpose of forming a professional corporation.
1.	The name of the corporation is: URS Corporation – North Carolina

2.	The number of shares of the corporation is authorized to issue is: Four hundred

These shares shall be:

(a) all of one class, designated as common stock

3.	The street address and county of the initial registered office of the corporation is:

Number and Street: 225 Hillsborough Street

City, State, Zip Code: Raleigh, North Carolina County: Wake

4.	The mailing address if different from the street address of the initial registered office is:

5.	The name of the initial registered agent is: CT Corporation

6.	Any other provisions, which the corporation elects to include are attached.

7.	The specific purpose for which the corporation is being formed: Engineering

8.	The name and address of each incorporator is as follows:

William D. Webb, 5301 77 Center Drive, Suite 41, Charlotte, North Carolina 28217

9.	With respect to each professional service to be practiced through the corporation, the name of at least one of the corporation’s incorporators who is a licensee of the licensing board which regulates such professions in this State is: William D. Webb.

10.	A certificate by the appropriate licensing board that the shareholder interests of the corporation are in compliance with the requirements of N.C.G.S. Sections 55B-4(2) and 55B-6 is attached.

11.	These articles will be effective upon filing, unless a date and/or time is specified.
This 27th day of July, 2001.

/s/ William D. Webb
William D. Webb, Incorporator

State of North Carolina
Department of the Secretary of State
ARTICLES OF AMENDMENT
BUSINESS CORPORATION
Pursuant to §55-10-06 of the General Statutes of North Carolina ,the undersigned corporation hereby submits the following Articles of Amendment for the purpose of amending its Articles of Incorporation.
1.	The name of the corporation is: URS CORPORATION – NORTH CAROLINA

2.	The text of each amendment adopted is as follows:
“7. The specific purpose for which the corporation is being formed: engineering and geology.”
3.	If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment, if not contained in the amendment itself, are as follows.

4.	The date of adoption of each amendment was as follows:

April 1, 2004

5.	d. The amendment was approved by shareholder action, and such shareholder approval was obtained as required by Chapter 55 of the North Carolina General Statutes.

6.	These articles will be effective upon filing, unless a delayed time and date is specified.
This the 8th day of April, 2004

URS Corporation – North Carolina

/s/ Kristin L. Jones

Kristin L. Jones, Assistant Secretary